EXHIBIT 8

                             HOGAN & HARTSON L.L.P.
                                 Columbia Square
                           555 Thirteenth Street, N.W.
                           Washington, D.C. 20004-1109
                                 (202) 637-5600


                                October 16, 1998

Webster Financial Corporation
Webster Plaza
Waterbury, Connecticut 06702

            RE:  WEBSTER CAPITAL TRUST II
                 10.00% EXCHANGE CAPITAL SECURITIES
                 ----------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to Webster Financial Corporation, a Delaware corporation (the "Corporation") and sponsor of Webster Capital Trust II, a statutory business trust organized under the Delaware Business Trust Act, 12 Del. C. ss. 3801 et seq (the "Trust"), in connection with a registration statement on Form S-4, as amended (File Nos. 333-64639 and 333-64639-01, and hereinafter referred to as the "Registration Statement"), filed with the Securities and Exchange Commission relating to (i) the exchange of up to
$50,000,000.00 aggregate liquidation amount of the Trust's 10.00% Exchange Capital Securities, Series B (the "Exchange Capital Securities") for a like liquidation amount of the Trust's 10.00% Capital Securities, Series A (the "Original Capital Securities") (the "Exchange Offer"). Pursuant to the Exchange Offer, the Corporation is also offering to exchange (i) up to $50,000,000.00 aggregate principal amount of its 10.00% Exchange Junior Subordinated Deferrable Interest Debentures, Series B (the "Exchange Junior Subordinated Debentures") for a like aggregate principal amount of its 10.00% Junior Subordinated
Deferrable Interest Debentures, Series A (the "Original Junior Subordinated Debentures"), and (ii) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Exchange Capital Securities (the "Exchange Guarantee") for a like guarantee in respect of the Original Capital Securities (the "Original Guarantee"). Capitalized terms used in this letter and not otherwise defined herein shall have the meaning set forth in the prospectus (the "Prospectus") included as part of the Registration Statement.

          The opinion set forth in this letter is based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury






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Webster Financial Corporation
October 16, 1998
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Regulations  thereunder (including proposed and temporary Treasury Regulations),
and   interpretations   of  the  foregoing  as  expressed  in  court  decisions,
administrative determinations (including administrative explanations of proposed and final Treasury Regulations), and legislative history as of the date hereof. These provisions and interpretations are subject to changes, which may or may not be retroactive in effect, that might result in material modifications of our opinion.

          In rendering the following opinion, we have examined such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate as a basis for such opinions, including the following:
(i) the Trust Agreement; (ii) the Registration Statement; (iii) the form of the Capital Securities; (iv) the Indenture; and (v) other documents we have deemed necessary to render the opinion set forth in this letter.

          In our review, we have assumed that all of the representations and statements set forth in such documents are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will continue to be performed or satisfied in accordance with their terms. We also have assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

          For purposes of rendering our opinion, we have not made an independent investigation of the facts set forth in any of the above-referenced documents, including the Prospectus and the Trust Agreement. We have consequently relied upon representations and information presented in such documents.

          Based upon, and subject to, the foregoing, we are of the opinion that the information in the Prospectus under the caption "Certain Federal Income Tax Consequences," to the extent that such information constitutes matters of law or legal conclusions or purports to describe certain provisions of the U.S. federal income tax laws, has been reviewed by us and is a correct summary in all material respects of the matters discussed therein.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Certain Federal Income Tax Consequences" in the Prospectus. In giving such consent, we





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Webster Financial Corporation
October 16, 1998
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do not admit that we are in the  category  of person  whose  consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,



                                           Hogan & Hartson L.L.P.